                                                                    EXHIBIT 99.2
                             SELLING AGENT AGREEMENT
                              _____________, 200___

Selling Agent Name
Street
City, State


Ladies and Gentlemen:

         Caraco Pharmaceutical Laboratories Ltd. (the "Issuer" or "Company") hereby appoints _______________________________ as selling agent (the "Sales Agent" or "you") on a non-exclusive, best efforts basis, to sell up to _____________ shares of the Company as described below and hereby confirms its agreement (this "Agreement") with the Sales Agent as follows:

1. DESCRIPTION OF THE SHARES AND THE OFFERING. The Company proposes to issue and sell a minimum of 100,000 shares and a maximum of 4,365,000 shares (the "Shares") of its common stock, no par value ("Common Stock"), for a purchase price of $________ per share. The Shares and the terms of the offering are more fully described in the Company's Form SB-2 Registration Statement (Reg. No. 333-91968) (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Commission").

         (a) The Shares will be sold by the Company on a best efforts basis, subject to availability. The Company reserves the right to withdraw, cancel or modify the offering hereby and to reject subscriptions, in whole or in part, for any reason. All subscription payments will be delivered into escrow for deposit in a non interest-bearing escrow account with Bank One Trust Company, N.A. as escrow agent until such time as 100,000 Shares have been offered and sold (the "Minimum Offering"). After the Minimum Offering has been sold, all subscription payments will be deposited directly with the Company.

         (b) The offering will begin on the date that the Registration Statement is declared effective by the Commission and by the applicable state securities division of the state in which the Sales Agent was licensed and registered to sell securities. Unless collected funds sufficient to purchase at least the Minimum Offering of the Company's shares are received by the escrow agent from accepted subscribers within 90 days from the date of commencement of the offering (which may be extended by the Company for an additional 90 days), all purchase payments for such shares will be returned in full to subscribers, without interest or deduction. If the Minimum Offering is sold within the foregoing period, the Company's offering may continue until the remaining shares are sold or ___________, 2003, whichever occurs first. However, the Company may terminate the offering at any earlier time if it chooses to do so.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to, and agrees with, the Sales Agent that:

         (a) The Company has prepared the Registration Statement in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Rules and Regulations (the "Rules and Regulations") of the Commission thereunder and has filed the Registration Statement with the Commission. Copies of the Registration Statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements, and schedules, as finally amended and revised, have heretofore been made available by the Company to the Sales Agent. The Registration Statement has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.

         (b) The Company is offering the Shares to be sold, subject to availability, through the best efforts of employees and directors of the Company and selling agents pursuant to the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder.

         (c) No action, suit, or proceeding for the purpose of preventing or suspending the use of the Prospectus has been initiated or, to the knowledge of the management of the Company, threatened by any governmental agency or body nor has any such agency or body notified the Company of any objections to the use of the Prospectus.

         (d) As of the date hereof and at all times thereafter during the offering, neither the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information, if any, contained in or omitted from the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by the Sales Agent specifically for use in the preparation thereof.

         (e) The Company is duly organized and validly existing and in good standing under the laws of the State of Michigan and has full power and authority (corporate and other) to conduct its business as described in the Prospectus. The Company has all such power, authority, authorizations, approvals, orders, licenses, certificates, and permits necessary to enter into this Agreement, to carry out the provisions and conditions hereof, and to commence the offering. This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement and obligation of the Company.

         (f) Except as contemplated in the Prospectus, after the respective dates as of which information is given in the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions that are material to the Company, and there has not been any material change in the capital stock, short-term debt, or long-term debt of the Company, or any material adverse change, or, to the knowledge of the management of the Company, any development involving a prospective material adverse change in the condition (financial or other), net worth or results of operations of the Company.

         (g) The Company has conducted its business so as to comply in all material respects with applicable statutes, rules, regulations, decisions, directives, and orders, and there is not pending or, to the knowledge of the management of the Company, threatened, any action, suit, or proceeding to which the Company is or may be a party, before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business, net worth, or results of operations of the Company or might materially and adversely affect the properties or assets thereof.

         (h) The Registration Statement contains a list of agreements, instruments, or understandings to which the Company or its subsidiaries is a party or by which they or their properties may be bound and which may be material to the Company ("Material Agreements"). Except as set forth in the Registration Statement, the Company is not in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any Material Agreement, nor is the Company in violation of any term or provision of its Amended and Restated Articles of Incorporation or Bylaws. The execution and delivery of this Agreement and the incurrence of the obligations herein set forth will not conflict with, or constitute a breach of or default under, the Amended and Restated Articles of Incorporation or the Bylaws of the Company or any Material Agreement or any statute regulating the business of the Company, or any rule, regulation, decision, directive, or order of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties; and, except as expressly set forth herein and in the Prospectus, no consent, approval, authorization, or order of any court or governmental agency or body is required for the consummation of the transactions contemplated hereby.

         (i) The Company's authorized and issued capital stock is stated in the Prospectus. The Shares being sold by the Company pursuant to this Agreement, when issued and delivered in accordance with this Agreement, will be duly and validly issued and outstanding and fully paid, and the Company's Common Stock conforms to all statements in relation thereto contained in the Prospectus.

3. ENGAGEMENT OF SALES AGENT; SALES AND DELIVERY OF THE SHARES. On the basis of the representations and warranties herein contained, and subject to the terms and conditions and convenants and agreements set forth herein, the parties hereto agree as follows:

         (a) The Sales Agent will act as selling agent for the Company on a non-exclusive, best efforts basis to sell Shares for the account of the Company, subject to availability, at a price of _______ per Share, and the Sales Agent agrees to use its best efforts to effect such sales. However, the Sales Agent makes no commitment to purchase any of the Shares. The Sales Agent's engagement hereunder will terminate on the earlier of (a) ___________, or such later date not beyond ____________, 200___ (90 days), to which the Company may extend the offering; (b) the sale of all 4,365,000 of the Shares; (c) termination of the offering by the Company for any reason before the sale of all of the Shares; or
(d) termination of the Sales Agent's engagement by the Company in accordance with the provisions of Section 10 hereof. The period from the Effective Date (as defined in Section 10(a)) to such termination of the Sales Agent's engagement shall be referred to as the "Offering Period."

         (b) The Sales Agent will deliver a copy of the Prospectus and a subscription agreement in the form filed with the Registration Statement (the "Subscription Agreement") to each prospectus investor in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (together, the "Exchange Act"), including Rule 15c2-8 thereunder.

         (c) All subscribers will be instructed to execute a Subscription Agreement and to make their remittances payable to "Bank One Trust Company, N.A., Escrow Agent" during the Minimum Offering period and to "Caraco Pharmaceutical Laboratories Ltd." after the Minimum Offering has been reached and the escrow proceeds released to the Company, in accordance with the instructions contained in the Prospectus, the Subscription Agreement, and this Agreement. Upon receipt of a Subscription Agreement and subscription proceeds, the Sales Agent shall review the Subscription Agreement for completeness and then shall promptly transmit a copy of the completed Subscription Agreement to the Escrow Agent (original to the Company) and subscription proceeds to the Escrow Agent or the Company, as applicable, no later than noon, Eastern Time, of the next business day after receipt.

         (d) The Company reserves the right to accept or reject, in whole or in part, any subscription forwarded by the Sales Agent at any time in its sole discretion and for any reason. If the Company rejects all or a portion of any such subscription, the Company shall deliver to the Escrow Agent written notice stating the amount of the rejected portion of the subscription together with a copy of the Subscription Agreement for the rejected subscription. Upon such delivery, the Escrow Agent shall promptly return the Subscription Agreement and the proceeds for the rejected portion of such subscription to the Sales Agent, who shall promptly return them to the Subscriber.

         (e) Upon the sale of Shares by the Company, the Company shall authorize the issuance and delivery of stock certificates for the Shares sold to the Subscriber.

         (f) If the offering of the Shares is terminated for any reason at any time when the Company has accepted subscriptions for fewer than 100,000 shares, then, in accordance with the Company's escrow agreement, the Escrow Agent shall promptly deliver to the Sales Agent checks in the amount of the subscription proceeds received from such Sales Agent on behalf of each Subscriber, without interest, for delivery to the appropriate Subscribers.

         (g) As compensation for its efforts, the Sales Agent shall be paid by the Company a commission of _____ percent (___%) of the proceeds of the Shares sold through the efforts of the Sales Agent. The commission shall be paid to the Sales Agent promptly upon the Company's authorization of the issuance of stock certificates for Shares sold through the Sales Agent's efforts.

4. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants and agrees with the Sales Agent that:

         (a) The Company will notify the Sales Agent promptly of any request by the Commission or any other governmental body or agency that the Prospectus be amended or supplemented.

         (b) The Company will advise the Sales Agent, promptly after it shall receive notice or obtain knowledge thereof, of the initiation or threatening of any action, suit or proceeding for the purpose of preventing or suspending the use of the Prospectus and that it will use its best efforts to prevent the issuance of any order or ruling preventing or suspending the offering or to obtain its withdrawal if such an order or ruling should be issued.

         (c) The Company will furnish to the Sales Agent, as soon as available, copies of the Prospectus and all amendments and supplements thereto in such quantities as the Sales Agent may from time to time reasonably request.

         (d) The Company will apply the net proceeds from the offering received by it substantially in the manner set forth under "Use of Proceeds" in the Prospectus.

         (e) During the two-year period after the date of the last sale of Shares by the Company, the Company or its successors or assigns will comply with all registration, filing, and reporting requirements of the Securities Act and the Exchange Act.

5. COVENANTS, REPRESENTATIONS, AND WARRANTIES OF THE SALES AGENT. The Sales Agent covenants and agrees with the Company that:

         (a) The Sales Agent will maintain an accurate record of all orders to purchase Shares and funds received, including the name, address, and social security or taxpayer identification number of each prospectus purchaser and the manner in which the stock certificate is to be issued.

         (b) The Sales Agent will instruct all subscribers to execute a Subscription Agreement containing the following information: (i) the name, address, and social security (or taxpayer ID) number of the Subscriber; (ii) the number of Shares subscribed for by the Subscriber; (iii) the current aggregate dollar amount of such subscription (which shall be $_____ multiplied by the number of Shares subscribed for by the Subscriber; and (iv) the Subscriber's signature. The Sales Agent will instruct each subscriber to make its remittance, in the exact dollar amount of the total purchase price for the number of Shares subscribed for, payable (a) during the Minimum Offering, to the Escrow Agent, and if remittance is represented by a check, the check must be payable to "Bank One Trust Company, N.A., Escrow Agent and (b) after the Minimum Offering and release of proceeds from the escrow account to the Company, payable to "Caraco Pharmaceutical Laboratories Ltd." The Sales Agent will promptly transmit a copy of the Subscription Agreements (originals to the Company) and subscription proceeds received by the Sales Agent to the Escrow Agent at the following address:

                  Bank One Trust Company, N.A.
                  Escrow Agent for Caraco Pharmaceutical Laboratories Ltd. 611 Woodward
                  Mail Suite MI 1-8110
                  Detroit, Michigan 48226

and if to the Company, as applicable, at the address provided in Section 11.

         (c) The Sales Agent agrees, that if the Company determines any subscription forwarded to the Escrow Agent by the Sales Agent is not complete, or if the Company rejects all or a portion of any subscription, and therefore the Company returns all or a portion of the subscription proceeds to the Sales Agent, the Sales Agent will promptly notify the Subscriber in writing and promptly return to the Subscriber the amount of subscription proceeds received from the Company.

         (d) The Sales Agent agrees that if the offering of the Shares is terminated for any reason at any time when the Company has accepted subscriptions for fewer than 100,000 shares, and as a result the Escrow Agent delivers to the Sales Agent checks in the amount of the subscription proceeds received from such Sales Agent on behalf of each Subscriber, without interest, the Sales Agent shall promptly deliver such checks to the appropriate Subscribers.

         (e) The Sales Agent is registered with the Commission as a broker-dealer and is a member in good standing with the National Association of Securities Dealers, Inc. (the "NASD"), and the Sales Agent and all its agents and representatives have or will have all required licenses and registrations to perform its obligations under this Agreement; and such registrations, membership, and licenses will remain in effect during the terms of this Agreement. The Sales Agent agrees that, in performing its obligations under this Agreement, the Sales Agent will comply with all applicable statutes and the rules and regulations of the NASD and any other federal or state governmental agency that are applicable to it. This Agreement has been duly and validly authorized, executed and delivered by the Sales Agent and is its valid and binding agreement and obligation.

         (f) The Sales Agent agrees that, upon receipt of any notice from the Company of the happening of any event of the kind which, in the opinion of the Company, requires the amendment or supplementation of the Prospectus, the Sales Agent will forthwith discontinue offering Shares until the Sales Agent receives copies of the supplemented or amended Prospectus, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, the Sales Agent will deliver to the Company all copies, other than permanent file copies, then in the Sales Agent's possession, of the Prospectus before such supplementation or amendment.

         (g) The Sales Agent represents and warrants to the Company that (i) neither the Sales Agent nor any of its associated or affiliated persons have acquired unregistered securities of the Company, and (ii) except for this Agreement, no contractual or other relationship exists between the Sales Agent and the Company.

         (h) The Sales Agent will represent and warrant to the NASD, by submitting a letter in the form attached as Appendix A to this Agreement that
(i) neither the Sales Agent nor any of its associated or affiliated persons have acquired unregistered securities of the Company, and (ii) except for this Agreement, no contractual or other relationship exists between the Sales Agent and the Company.

6. RESPONSIBILITY FOR PAYMENT OF EXPENSES. The Company covenants and agrees to pay the costs and expenses typically borne by issuers of securities in a public offering, including, without limitation (i) the costs and charges of any transfer agent or registrar and the cost of preparing stock certificates; (ii) the qualification of the Shares under state securities laws (if necessary), including filing fees and the reasonable fees and disbursements of counsel in connection therewith; (iii) the filing fee of the NASD; and (iv) the printing and delivery to the Sales Agent of copies of the Prospectus and any amendments or supplements thereto.

7. CONDITIONS TO OBLIGATIONS. The obligations of each of the parties as provided herein shall be subject to the continuing accuracy, as of the date hereof and as of the date of the Company's acceptance of any subscription for Shares obtained through the efforts of the Sales Agent, of the representations and warranties of the other party herein.

8. INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless the Sales Agent, each of its agents, attorneys, officers, directors, and employees, and any person who controls the Sales Agent within the meaning of the Securities Act against any and all losses, claims, lawsuits, damages, or liabilities to which the Sales Agent or its agents, attorneys, officers, directors, or control persons may become subject insofar as such losses, claims, lawsuits, damages, or liabilities (including awards and/or judgments) arise out of or are in connection with the Prospectus or any amendment or supplement thereto, or any representations, statements, or other acts by the Company, its officers, directors, employees, agents, or control persons, and will reimburse the Sales Agent, its officers, directors, employees, agents, attorneys and any person who controls the Sales Agent for any and all costs and expenses, including reasonable counsel fees incurred by them in connection with the investigation or defense of any such loss, claim, lawsuit, damage, or liability; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, lawsuit, or liability arises out of or is based upon an untrue statement or omission made in the Prospectus or any amendment or supplement thereto or in reliance upon and in conformity with written information furnished to the Company, if any, by or on behalf of the Sales Agent specifically for use with reference to the Sales Agent in preparation thereof.

         (b) The Sales Agent will indemnify and hold harmless the Company, each of its agents, attorneys, officers, directors, and employees, and any person who controls the Company within the meaning of the Securities Act against any and all losses, claims, lawsuits, damages, or liabilities to which the Company or any such person may become subject insofar as such losses, claims, lawsuits, damages or liabilities (including awards and/or judgments) arising out of or in connection with or resulting from any statements furnished to the Company in writing by the Sales Agent that are included in the Prospectus or any amendment or supplement thereto and which are furnished specifically for use with reference to the Sales Agent in preparation thereof, and will reimburse any and all costs and expenses, including reasonable counsel fees incurred by the Company or other indemnified person in connection with investigating or defending any such loss, claim, lawsuit, damage, or liability.

         (c) If the indemnification of a person specified above is for any reason held unenforceable, the indemnifying party agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable, (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Sales Agent, on the other hand, of the transaction as contemplated (whether or not the transaction is consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as it appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Sales Agent, on the other hand, as well as any other relevant equitable considerations. The Company agrees that, for the purposes of this paragraph, the relative benefits to the Company and the Sales Agent of the transaction as contemplated hereby shall be deemed to be in the same proportion that the total value paid or contemplated to be paid to or by the Company, any affiliate of the Company, or any of its shareholders, as the case may be, as a result or in connection with the transaction bears to the fees paid or to be paid to the Sales Agent under this Agreement; provided, however, that, to the extent permitted by applicable law, in no event shall the Sales Agent be required to contribute an aggregate amount in excess of the aggregate fees actually paid to it under this Agreement.

         (d) If an indemnified party is requested or required to appear as a witness in any action brought by or on behalf of or against the indemnifying party or any affiliate of the indemnifying party in a transaction contemplated by this Agreement in which such indemnified party is not named as a defendant, the indemnifying party shall reimburse the indemnified party for all expenses incurred by it in connection with such indemnified party's appearing and preparing to appear as such a witness, including, without limitation, reasonable fees and disbursements of its legal counsel.

         (e) Neither party shall, without the other party's prior written consent, which consent shall not be unreasonably withheld, settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought against it under the indemnification provisions of this Agreement, whether or not any indemnified party is an actual or potential party to a claim, action, or proceeding, unless such settlement, compromise, or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, or proceeding.

         (f) The foregoing reimbursement, indemnity, and contribution obligations shall be in addition to any liabilities which the indemnifying party may otherwise have. The reimbursement and indemnity obligations of the indemnifying party under such subparagraphs shall extend upon the same terms and conditions to any affiliate of the indemnified party, and the shareholders, directors, officers, employees, attorneys, and control persons (if any), as the case may be, of the indemnified party and any of its affiliates.

         (g) Prior to any proposed sale, distribution, or liquidation of all or a significant portion of a party's assets or any significant recapitalization of its outstanding securities in a transaction pursuant to which such party's ability to honor its obligations hereunder might be adversely affected, such party will notify the other party in writing thereof and, if requested by the other party, shall arrange alternative means for providing for the obligations of the parties set forth in this Section 8, including the assumption of such obligations by a third party or the issuance or creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to the indemnified part. The provisions of Section 8 shall survive any termination of the authorization provided by this Agreement.

9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company and the Sales Agent herein, and the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sales Agent or any controlling persons or the Company or any of its officers, directors, or any controlling persons, and shall survive the issuance of the Shares.

10. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

         (a) This Agreement shall become effective (the "Effective Date") upon the later to occur of (i) the time the Registration Statement shall be declared effective by the Commission and the effective date of the Registration Statement in the state(s) in which the Sales Agent will be offering the Shares; and (ii) the execution and delivery of this Agreement by the Company and the Sales Agent.

         (b) Either the Company or the Sales Agent may terminate this Agreement by giving notice to the other as provided in Section 11 at any time. Any such termination shall not terminate the obligations of the parties pursuant to Sections 3, 6 and 8 of this Agreement.

11. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be hand delivered or sent by U.S. certified mail, return receipt requested, or other form of delivery requiring signature by the person receiving the delivery, or telecopied and confirmed to the following addresses:

         To the Sales Agent:    At the address set forth on the first page of
                                this agreement.

         To the Company:        Caraco Pharmaceutical Laboratories Ltd.
                                1150 Elijah McCoy Drive
                                Detroit, Michigan 48226

         With a copy to:        Fred B. Green, Esq.
                                Bodman, Longley & Dahling LLP
                                34th Floor, 100 Renaissance Center
                                Detroit, Michigan  48243

         All notices shall be deemed delivered upon the earlier of the date the receiving party signs the return receipt or five days after the notice is postmarked. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their successors and assigns and the per sons referred to in Section 8, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and such indemnified persons and for the benefit of no other person or corporation. No purchaser of any of the Shares from the Sales Agent shall be construed a successor or assign merely by reason of such purchase.

13. APPLICABLE LAW. This Agreement shall be governed by, enforced and construed in accordance with, the laws of the State of Michigan.

14. JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Sales Agent Agreement may be brought against the Company or the Sales Agent only in the courts in the State of Michigan, County of Wayne or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Michigan, and the Company and the Sales Agent consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on the Company or the Sales Agent anywhere in the world.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The validity of this Agreement shall not be impaired if each party does not execute the same counterpart so long as the execution of each party appears on the counterparts taken as a whole.

         If the foregoing correctly sets forth the understanding between the Company and the Sales Agent, please so indicate by signing in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and the Sales Agent.

                     CARACO PHARMACEUTICAL LABORATORIES LTD.

                     By:
                        -----------------------------

                     Name:   Narendra N. Borkar
                     Title:  Chief Executive Officer

                     ACCEPTED as of the date below.

                     By:
                        -----------------------------

                     Name:
                     Title:
                     Date:

                                   APPENDIX A

                          ____________________, 200___



National Association of Securities Dealers, Inc.
Corporate Financing
9509 Key West Avenue
Rockville, MD 20850 Attn:

         Re:      Caraco Pharmaceutical Laboratories Ltd.

OFFERING OF UP TO 4,365,000 SHARES OF COMMON STOCK

         In connection with its participation as a Selling Agent of Caraco Pharmaceutical Laboratories Ltd. in the above-referenced offering of shares of common stock of Caraco Pharmaceutical Laboratories Ltd.
_____________________________ ("Member"), an NASD member, represents and warrants as follows:

1. Member is serving as a Selling Agent for a maximum of __________ shares in the offering.

2. Neither Member nor any of its associated or affiliated persons have acquired unregistered securities of Caraco Pharmaceutical Laboratories Ltd.

3. Except for this Agreement, no contractual or other relationship exists between Member and Caraco Pharmaceutical Laboratories Ltd.


                          By:
                             -------------------------

                          Name:
                          Title: